                                                                      Exhibit 11

            Healthdyne Information Enterprises, Inc. and Subsidiaries
             Statements of Computation of Per Share Earnings (Loss)
                    (in thousands, except per share amounts)

                                                      THREE MONTHS ENDED MARCH 31,
                                                        1997              1996
                                                              (UNAUDITED)

Net earnings (loss)                                   $  (503)          $   110
                                                   ==================================

Primary shares:
     Weighted average number of common shares
     outstanding                                       20,182            16,593

     Additional shares issuable from assumed
     exercise of options (see note 1)                       0             1,524
                                                   ==================================
                                                       20,182            18,117
                                                   ==================================

Earnings (loss) per common share and common
share equivalent                                      $ (0.02)          $  0.01
                                                   ==================================

Fully diluted shares:
     Weighted average number of common shares
     outstanding                                       20,182            16,593

     Additional shares issuable from assumed
     exercise of options (see note 1)                       0             1,787
                                                   ----------------------------------
                                                       20,182            18,380
                                                   ==================================

Earnings (loss) per common share and common
share equivalent                                      $ (0.02)          $  0.01
                                                   ==================================

Note 1: Since stock options are anti-dilutive to the loss per common share calculations, stock options are not considered in such loss per share calculations for the three months ended March 31, 1997.